Exhibit (k)(1)


                            SUBSCRIPTION CERTIFICATE

        THIS OFFER EXPIRES AT 5:00 P.M. EASTERN STANDARD TIME ON       , 2004*
                              THE INDIA FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Shareholder:

        As the registered owner of this Subscription Certificate, you are
entitled to exercise the rights issued to you as of        , 2004, the record
date (the "Record Date") for the rights offering of the India Fund, Inc. (the "Fund"), to subscribe for the number of shares of common stock of the Fund shown on this Subscription Certificate pursuant to the primary subscription upon the terms and conditions and at the subscription price for each share of common
stock as specified in the Fund's Prospectus dated        , 2004 (the
"Prospectus"). The terms and conditions of the rights offering set forth in the Prospectus are incorporated herein by reference. In accordance with the over-subscription privilege described in the Prospectus, you are entitled to subscribe for additional shares if shares remaining after exercise of rights pursuant to primary subscription are available and you have fully exercised your primary subscription rights. If there are not sufficient shares remaining to satisfy all over-subscriptions, the available shares will be allocated among you and the other shareholders who oversubscribe generally in proportion to the number of shares you own on the record date. As described in the Prospectus, the Fund may in its discretion issue up to an additional 25% of the shares available pursuant to the rights offering to satisfy over-subscriptions.


                               SAMPLE CALCULATION
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                      FULL PRIMARY SUBSCRIPTION ENTITLEMENT
                        (one share for every [ ] Rights)

No. of whole shares
owned on the Record                             DIVIDED BY   =       new shares
Date (     )  =         (no. of rights issued)                   (ignore
                                                                 fractions)

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                          METHOD OF EXERCISE OF RIGHTS

                    THE SUBSCRIPTION AGENT FOR THE OFFER IS:

                             THE COLBENT CORPORATION

BY FIRST CLASS MAIL:           BY EXPRESS MAIL OR OVERNIGHT COURIER:       BY HAND:
The Colbent Corporation        The Colbent Corporation                     Securities Transfer & Reporting
Attn: Corporate Actions        Attn: Corporate Actions                     Services, Inc.
P.O. Box 859208                161 Bay State Road                          c/o The Colbent Corporation
Braintree, MA 02185-9208       Braintree, MA 02184-5203                    Attn: Corporate Actions
                                                                           100 Williams Street, Galleria
                                                                           New York, NY 10038

                           BY FACSIMILE TRANSMISSION:


                              CONFIRM BY TELEPHONE:



        In order to exercise your rights, you must present to The Colbent
Corporation, prior to 5:00 p.m. on        , 2004 (the "Expiration Date")* either
(1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to The India Fund, Inc. for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if applicable)
multiplied by the estimated subscription price of $    , or (2) a Notice of
Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to The India Fund, Inc. for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if applicable) multiplied by the
estimated subscription price of $      .

         If a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described above,
must be received by The Colbent Corporation by no later than         , 2004.*
See "The Offer--Method for Exercising Rights" and "--Payment for Shares" in the Prospectus.

         No later than , 2004, The Colbent Corporation will send you a confirmation (or, if you own your shares through a depository or nominee, to such depository or nominee), showing (i) the number of shares acquired pursuant to the primary subscription, (ii) the number of shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per share and total purchase price for the shares, and (iv) any additional amount payable by you or any excess to be refunded to you. You will not receive any other evidence of title unless you have requested a stock certificate pursuant to this certificate (See Item C of Section 1 on the reverse side). Shares subscribed for pursuant to the primary subscription and over-subscription privilege will be evidenced by book-entry registration only. Any refund in connection with your subscription
will be delivered as soon as practicable after          , 2004.*

        THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE. IF YOU DO NOT EXERCISE YOUR RIGHTS BEFORE THE CONCLUSION OF THE OFFER, YOUR RIGHTS WILL EXPIRE WITHOUT VALUE.

                                              THE INDIA FUND, INC.


-----------------------------
* Unless the rights offering is extended.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:  DETAILS OF SUBSCRIPTION

A.  Primary Subscription      ________________   /    ________________   X         $         =         $

                                  (Rights             (Full Shares of        (Subscription          (Amount
                                 Exercised)             Common Stock             Price)            Required)
                                                         Requested)
B.  Over-Subscription
    Privilege*                ________________   X          $            =         $
                              (Full Shares of         (Subscription             (Amount
                                Common Stock              Price**)             Required)
                                 Requested)

Amount of Check or Money Order Enclosed (Total of A+B) = $_____________

* YOU CAN ONLY OVER-SUBSCRIBE IF YOU HAVE FULLY EXERCISED YOUR PRIMARY SUBSCRIPTION RIGHTS.

** NOTE: $      per share is an estimated price only. The final subscription
price will be determined on        , 2004, the pricing date (which is also the
date when your rights will expire), and could be higher or lower depending on changes in the net asset value and share price of the common stock.

C. I wish to receive stock certificates for the shares I have applied for. / / (Please check if yes)

SECTION 2:  TO SUBSCRIBE:

     I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS FOR THE RIGHTS OFFERING, AND I HEREBY IRREVOCABLY SUBSCRIBE FOR THE NUMBER OF NEW SHARES INDICATED ABOVE ON THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS.

     I UNDERSTAND AND AGREE THAT I WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNT TO THE FUND IF THE SUBSCRIPTION PRICE AS DETERMINED ON THE PRICING DATE
IS IN EXCESS OF THE $      ESTIMATED SUBSCRIPTION PRICE PER SHARE.

     I HEREBY AGREE THAT IF I FAIL TO PAY IN FULL FOR THE SHARES FOR WHICH I HAVE SUBSCRIBED, THE FUND MAY EXERCISE ANY OF THE REMEDIES PROVIDED FOR IN THE PROSPECTUS.

Signature of Subscriber (s)    __________________________
Please give your telephone # ( )________________________

     If you wish to have your confirmation and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.

SECTION 3:  DESIGNATION OF BROKER-DEALER:

     The following broker-dealer is hereby designated as having been instrumental in the exercise of the Subscription Rights:
FIRM:_______________________________________________________________
REPRESENTATIVE NAME:________________________________________________
REPRESENTATIVE NUMBER:______________________________________________